Exhibit 99.1

FOR MORE INFORMATION:	Company Contact:
Jeffrey Potrzebowski
Chief Financial Officer &
Vice President of Finance
Phone: 765.497.8409
jpotrzebowski@BASinc.com

BASi Reports Fourth Quarter and Full Year 2014 Results

WEST LAFAYETTE, IN, December 22, 2014 — Bioanalytical Systems, Inc. (NASDAQ:BASI) today announced financial results for the fourth quarter and the full fiscal year ended September 30, 2014.

“BASi’s operating financial performance for fiscal 2014 showed significant improvement over last year, as revenue increased by 11.4%. Net income before the change in fair value of the warrant liability and before goodwill impairment increased 29% to $222,000 for fiscal 2014, or $0.03 per diluted share, compared to $172,000, or $0.02 per diluted share, for fiscal 2013. EBITDA for fiscal 2014 was a solid 9.8% of revenue, not as high as the 12.6% of revenue reported for 2013, but reflective of targeted investments in selling, research & development and growth initiatives which will improve the Company’s ability to deliver profitable growth.

Net cash provided by operating activities was $1,684,000 for fiscal 2014, an increase of 5.6% versus net cash provided by operating activities in the prior fiscal year of $1,594,000. As previously announced, in May of 2014, the Company established a new $7,500,000 credit facility substantially reducing borrowing costs and enhancing the Company’s ability to implement reinvestment and growth initiatives.” President & Chief Executive Officer, Jacqueline Lemke, stated.

“The year over year gains clearly demonstrate the benefits of our intense focus on three key areas: boosting operating efficiency, driving top-line growth, and generating free cash flow. The management team is building on BASi’s inherent strengths and reputation for innovation and regulatory excellence to leverage our costs and attain greater profits, while driving growth by delivering enhanced customer value."

Fourth Quarter Results

For the three months ended September 30, 2014, revenues increased 16.6% to $6,420,000 compared to $5,508,000 in the fourth quarter of fiscal 2013.

Service revenue for the fourth quarter of fiscal 2014 increased 23.1% to $4,901,000 compared to $3,980,000 for the same period of the prior fiscal year. This increase was primarily due to an increase in the volume of Preclinical services studies offset slightly by lower Bioanalytical services revenue.

Product revenue for the fourth quarter of fiscal 2014 amounted to $1,519,000 and was comparable to revenue of $1,528,000 for the fourth quarter of fiscal 2013. Growth in 2014 was hampered in part by lower sales of certain analytical instruments. This impact was partially offset by increased sales of Culex®Nxt in vivo sampling systems.

Gross profit decreased to $1,821,000, or 28.4% of revenue, in the fourth quarter of fiscal 2014 compared to $1,909,000, or 34.7% of revenue, during the comparable period last fiscal year, primarily reflecting the change in the mix of business between quarters.

Operating expenses for the fourth quarter of fiscal 2014 increased to $2,310,000 compared to $1,811,000 during the fourth quarter fiscal 2013, primarily due to the recognition of a goodwill impairment charge of $374,000 described below and planned increases in business development and general and administrative expenses.

Operating loss for the fourth quarter of fiscal 2014 amounted to $(489,000), which includes the goodwill impairment charge of $374,000. Excluding the impairment charge, the operating loss amounted to $(115,000) compared to operating income of $98,000 for the fourth quarter of fiscal 2013 primarily due to the relative mix of larger, more expensive studies than in prior quarters

Net loss was $(404,000) for the fourth quarter of fiscal 2014, or $(0.05) per diluted share, compared to net income of $252,000, or $0.03 per diluted share, for the fourth quarter of fiscal 2013. Excluding the change in fair value of the warrant liability and the goodwill impairment charge in fiscal 2014, net loss was $(207,000) for the fourth quarter of fiscal 2014, or $(0.02) per diluted share, compared to a net loss of $(56,000), or $(0.01) per diluted share, for the fourth quarter of fiscal 2013.

EBITDA for the fourth quarter of fiscal 2014 amounted to $309,000 compared to EBITDA for the fourth quarter of fiscal 2013 of $547,000.

Full Year Results

For the twelve months ended September 30, 2014, revenues increased 11.4% to $24,584,000 from $22,068,000 in fiscal 2013.

Service revenue for fiscal 2014 increased 15.8% to $19,097,000 compared to $16,473,000 for fiscal 2013. This increase was primarily due to an increase in the volume of Preclinical services studies partially offset by lower Bioanalytical services revenue.

Product revenue decreased 1.9% for fiscal 2014 to $5,487,000 as compared to $5,595,000 for fiscal 2013. Results in 2014 were hampered in part by lower sales of certain analytical instruments. This impact was partially offset by increased sales of Culex® Nxt, in vivo sampling systems.

Gross profit for fiscal 2014 increased 12.9% to $7,962,000, or 32.4% of revenue, compared to $7,055,000, or 32.0% of revenue, for the prior fiscal year. The main reason for the increase was our ability to leverage the higher revenue earned in fiscal 2014 over our fixed cost base as well as strict spending controls during the fiscal year.

Operating income for fiscal 2014 amounted to $334,000 which includes the goodwill impairment charge of $374,000. Excluding the impairment charge, operating income amounted to $708,000 compared to $830,000 for the same period of the prior fiscal year. The benefit of higher sales for the fiscal year was more than offset by higher business development, engineering costs and certain one-off charges.

Net loss for fiscal 2014 was $(1,070,000), or $(0.13) per diluted share, compared to net income of $773,000, or $0.09 per diluted share, for fiscal 2013.   Excluding the change in fair value of the warrant liability and the goodwill impairment charge, net income was $222,000 for fiscal 2014, or $0.03 per diluted share, compared to net income of $172,000, or $0.02 per diluted share, for fiscal 2013.

EBITDA for fiscal 2014 was $2,398,000 compared to EBITDA for fiscal 2013 of $2,785,000.

Cash Provided by Operating Activities

Cash provided by operating activities was $1,684,000 for fiscal 2014, up 5.6% from fiscal 2013. The Company had $981,000 in cash and cash equivalents at September 30, 2014.  During 2014, proceeds from borrowings net of repayments, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $490,000.

Goodwill Impairment Charge

The Company performed its annual goodwill impairment test for all of its reporting units at September 30, 2014. The estimated fair value of our Vetronics reporting unit, which is part of the Products Segment, was less than its related book value leading to a determination that its goodwill balance was impaired. The impairment results from rates of growth, earnings and cash flow expectations for future performance that were below the Company’s previous projections. In late fiscal 2014, the Company began shifting its market focus and will no longer actively market the Vetronics product offering. As a service to its existing customers, we will continue to service the units in the field. Accordingly, step two of the goodwill impairment test was completed for the Vetronics reporting unit, which resulted in an impairment charge totaling $374,000 in the fourth quarter of fiscal 2014. There was no indication of impairment for the Bioanalytical services and Preclinical services reporting units as of September 30, 2014.

Earnings Conference Call

BASi has scheduled a conference call at 11:00 a.m. EDT this morning to discuss its results for the quarter. To participate in the call, dial 866.366.0711, passcode #28895917 at least five minutes before the start of the call. A simultaneous webcast may be accessed from the Investors tab at www.BASInc.com. The webcast will be available for replay after 2:00 p.m. EDT at this same Internet address. For a telephone replay, dial 888.286.8010, passcode #11783865 after 2:00 p.m. EDT.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are net income and net income per basic and diluted share, excluding goodwill impairment charges and the income or expense from the change in the warrant liability, EBITDA and operating income or loss excluding impairment charges, in each case for the fourth quarter and fiscal years 2014 and 2013. EBITDA refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation, and amortization. EBITDA may also exclude certain non-cash or one-time expenses, such as stock-based compensation, goodwill impairment charges and the income or expense from the change in the warrant liability.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that these non-GAAP financial measures, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company's results and may facilitate a fuller analysis of the Company's results, particularly in evaluating performance from one period to another.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of results and to illustrate the results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About Bioanalytical Systems, Inc.

BASi is a pharmaceutical development company providing contract research services and monitoring instruments to the world's leading drug development companies and medical research organizations. The Company focuses on developing innovative services and products that increase efficiency and reduce the cost of taking a new drug to market. Visit www.BASinc.com for more information about BASi.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry standards and regulatory standards, and various market and operating risks detailed in the Company's filings with the Securities and Exchange Commission. BASi assumes no obligation to update any forward-looking statement. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company's most recent Annual Report, as filed, with the Securities and Exchange Commission.

(SEE BELOW FOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)

BIOANALYTICAL SYSTEMS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2014	2013	2014	2013

Service revenue	$4,901	$3,980	$19,097	$16,473
Product revenue	1,519	1,528	5,487	5,595

Total revenue	6,420	5,508	24,584	22,068

Cost of service revenue	3,868	2,907	13,889	12,416
Cost of product revenue	731	692	2,733	2,597

Total cost of revenue	4,599	3,599	16,622	15,013

Gross profit	1,821	1,909	7,962	7,055

Operating expenses:
Selling	341	387	1,656	1,366
Research and development	177	122	658	454
General and administrative	1,418	1,302	4,940	4,405
Impairment Charge	374	-	374	-

Total operating expenses	2,310	1,811	7,628	6,225

Operating (loss) income	(489)	98	334	830

Interest expense	(80)	(157)	(488)	(649)
Change in fair value of warrant liability decrease (increase)	177	308	(918)	601
Other income	3	1	9	7

(Loss) income before income taxes	(389)	250	(1,063)	789

Income tax (benefit) expense	15	(2)	7	16

Net (loss) income	$(404)	$252	$(1,070)	$773

Other comprehensive income (loss):
Fair value adjustment of interest rate swap	20	—	(21)	—
Foreign currency translation adjustment	61	63	(4)	3

Comprehensive (loss) income	$(323)	$189	$(1,095)	$776

Basic net (loss) income per share	$(0.05)	$0.03	$(0.13)	$0.10
Diluted net (loss) income per share	$(0.05)	$0.03	$(0.13)	$0.09

Weighted common shares outstanding:
Basic	8,074	7,687	7,960	7,664
Diluted	8,074	8,432	7,960	8,371

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	Sep. 30,	Sep. 30,
	2014	2013

Assets

Current assets:
Cash and cash equivalents	$981	$1,304
Accounts receivable
Trade, net	2,557	3,621
Unbilled revenues and other	878	691
Inventories	1,564	1,379
Prepaid expenses	675	238

Total current assets	6,655	7,233

Property and equipment, net	15,949	16,913
Goodwill	1,009	1,383
Debt issue costs	122	21
Other assets	39	47

Total assets	$23,774	$25,597

Liabilities and shareholders’ equity

Current liabilities:
Accounts payable	$2,672	$3,584
Accrued expenses	1,842	1,689
Customer advances	2,990	2,815
Income tax accruals	20	30
Revolving line of credit	202	1,415
Fair value of warrant liability	676	612
Current portion of capital lease obligation	279	268
Current portion of long-term debt	786	613

Total current liabilities	9,467	11,026

Fair value of interest rate swap	21	-
Capital lease obligation, less current portion	298	471
Long-term debt, less current portion	4,452	4,641

Total liabilities	14,238	16,138

Commitments and contingencies

Shareholders’ equity:
Preferred shares, authorized 1,000,000 shares, no par value: 1,185 Series A shares at $1,000 stated value issued and outstanding at September 30, 2014 and 1,335 at September 30, 2013	1,185	1,335
Common shares, no par value: authorized 19,000,000 shares; 8,075,335 issued and outstanding at September 30, 2014 and 7,703,891 at September 30, 2013	1,980	1,887
Additional paid-in capital	21,154	19,925
Accumulated deficit	(14,790)	(13,720)
Accumulated other comprehensive income	7	32

Total shareholders’ equity	9,536	9,459

Total liabilities and shareholders’ equity	$23,774	$25,597

BIOANALYTICAL SYSTEMS, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Years Ended September 30,
	2014	2013
Cash flows from operating activities:
Net (loss) income	$(1,070)	$773
Summary of non-cash adjustments	2,919	1,298
Changes in operating assets and liabilities	(165)	(477)
Net cash provided by operating activities	1,684	1,594

Cash flows from investing activities:
Capital expenditures	(490)	(8)
Other	-	20
Net cash (used in) provided by investing activities	(490)	12

Cash flows from financing activities:
Net cash used in financing activities	(1,513)	(1,022)

Effect of exhange rate changes on cash and cash equivalents	(4)	(1)

Net change in cash and cash equivalents	(323)	583
Cash and cash equivalents, beginning of period	1,304	721
Cash and cash equivalents, end of period	$981	$1,304

BIOANALYTICAL SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP Operating income (loss)	$(489)	$98	$334	$830

Add back: Goodwill Impairment Charge	374	-	374	-

Non-GAAP Operating income (loss)	$(115)	$98	$708	$830

BIOANALYTICAL SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

(In thousands)

(Unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP Net income (loss)	$(404)	$252	$(1,070)	$773

Add back: Interest expense	80	157	488	649
Income taxes (benefit)	15	(2)	7	16
Depreciation and amortization	402	410	1,597	1,723
Goodwill Impairment Charge	374	-	374	-
Change in fair value of warrant liability	(177)	(308)	918	(601)
Stock option expense	19	38	84	225

EBITDA	$309	$547	$2,398	$2,785

EBITDA - Earnings before interest, taxes, depreciation, amortization, stock option expenses, impairment charges and the change in the fair value of warrant liability.

Reconciliation of GAAP to NON-GAAP

Basic and Diluted Net Income (Loss) Per Share

(In thousands)

(Unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP Net income (loss)	$(404)	$252	$(1,070)	$773

Adjust for: Change in fair value of warrant
liability Increase (Decrease)	(177)	(308)	918	(601)
Goodwill Impairment Charge	374	-	374	-

Non-GAAP Net income (loss)	$(207)	$(56)	$222	$172

GAAP Basic Net Income (loss) per share	$(0.05)	$0.03	$(0.13)	$0.10

Adjust for: Change in fair value of warrant

liability - Increase (Decrease)	(0.02)	(0.04)	0.11	(0.08)
Goodwill Impairment Charge	0.05	-	0.05	-

Non-GAAP Basic Net Income (loss) per share	$(0.02)	$(0.01)	$0.03	$0.02

GAAP Diluted Net Income (loss) per share	$(0.05)	$0.03	$(0.13)	$0.09

Adjust for: Change in fair value of warrant

liability - Increase (Decrease)	(0.02)	(0.04)	0.11	(0.07)
Goodwill Impairment Charge	0.05	-	0.05	-

Non-GAAP Diluted Net Income (loss) per share	$(0.02)	$(0.01)	$0.03	$0.02

Weighted average common shares outstanding
Basic	8,074	7,687	7,960	7,664
Diluted	8,074	8,432	7,960	8,371